UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2020

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34003	51-0350842
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 West 44th Street, New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 536-2842

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	TTWO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 10, 2020, Take-Two Interactive Software, Inc., a Delaware corporation (the “Company”), issued an announcement (the “Rule 2.7 Announcement”) pursuant to Rule 2.7 of the United Kingdom City Code on Takeovers and Mergers (the “Code”) disclosing the terms of a recommended offer (the “Offer”) by the Company to acquire all of the issued and to be issued ordinary shares of Codemasters Group Holdings plc, a public limited company registered in England and Wales (“Codemasters”), in a cash and stock transaction (the “Acquisition”). In connection with the Acquisition, on November 10, 2020, the Company and Codemasters entered into a Co-operation Agreement (the “Co-operation Agreement”).

Rule 2.7 Announcement

Under the terms of the Acquisition, Codemasters shareholders will receive 120 pence in cash and 0.02834 new shares of Company common stock, par value $0.01 per share (the “Company Common Stock”), by means of a court sanctioned scheme of arrangement (the “Scheme”) between Codemasters and Codemasters shareholders under the UK Companies Act of 2006, as amended (the “Companies Act”), for each ordinary share of Codemasters. Based on the closing price of the Company Common Stock of $168.68 and the exchange rate of US$1.31:£1 on November 5, 2020 (being the day prior to media speculation of the Company’s possible interest in an offer for Codemasters), the transaction values each Codemasters ordinary share at 485 pence, representing an equity value for Codemasters of £759 million ($994 million). Based on the closing price of the Company Common Stock of $159.99 and the exchange rate of US$1.32:£1 on November 9, 2020 (being the day before publication of the Rule 2.7 Announcement), the transaction values each Codemasters ordinary share at 464 pence, representing an equity value for Codemasters of £726 million ($956 million).

The Acquisition will be conditioned upon, among other things, (i) approval of the Scheme and the related resolutions by the requisite majorities of Codemasters shareholders and the sanction of the High Court of England and Wales, (ii) the receipt of certain clearances under antitrust laws, including in Austria and Germany and (iii) the absence of a material adverse effect on Codemasters and certain other actions related to Codemasters as described in the Rule 2.7 Announcement. The conditions to the Acquisition are set out in full in the Rule 2.7 Announcement. It is expected that, subject to the satisfaction or waiver of all relevant conditions, the Acquisition will be completed in the first calendar quarter of 2021.

On the date of the Rule 2.7 Announcement and as provided for therein, the Company received irrevocable undertakings from Codemasters directors to vote in favor of the Scheme, who in the aggregate have beneficial ownership of 6,614,250 ordinary shares, or 4.34% of Codemasters’ issued and outstanding shares.

The Company reserves the right, subject to the prior consent of the U.K. Panel on Takeovers and Mergers (the “Panel”) and the Co-operation Agreement, to elect to implement the Acquisition by way of a takeover offer (as such term is defined in the Companies Act).

Co-operation Agreement

Pursuant to the Co-operation Agreement, among other things, Codemasters has agreed to provide the Company with such information and assistance as may be reasonably required for the purposes of making any filings, notifications or submissions to any regulatory authority, and the Company has given certain undertakings to implement the Acquisition. The Co-operation Agreement also includes certain arrangements relating to Codemasters’ share option plans.

The Co-operation Agreement may be terminated (i) upon mutual written agreement of the parties, (ii) if the Codemasters board of directors withdraws or qualifies their recommendation of the Scheme, (iii) if a competing proposal is recommended by the Codemasters board of directors or becomes effective, (iv) if a condition to the Acquisition has not been (or becomes incapable of being) satisfied or waived, (v) if the Acquisition is withdrawn or lapses (other than where such lapse or withdrawal is a result of the exercise of a right to switch to a takeover offer) or (vi) if the Acquisition has not been consummated on or before April 30, 2021, or such later date as agreed by the parties.

Further information relating to the Co-operation Agreement is contained in the Rule 2.7 Announcement.

The foregoing summaries of the Rule 2.7 Announcement and the Co-operation Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the text of the Rule 2.7 Announcement, which is attached as Exhibit 2.1 hereto, and the Co-operation Agreement, which is attached as Exhibit 2.2 hereto, each of which is incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The shares of Company Common Stock to be issued to Codemasters shareholders as partial consideration in the Acquisition will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued pursuant to the exemption provided by Section 3(a)(10) under the Securities Act. If the Company exercises its right to implement the Acquisition by way of a takeover offer, such takeover offer will be made in compliance with applicable U.S. tender offer and securities laws and regulations and may require registration.

Item 7.01.	Regulation FD Disclosure.

The information contained above in Item 1.01 with respect to the Rule 2.7 Announcement is hereby incorporated by reference into this Item 7.01.

The information included in this Current Report on Form 8-K, including Exhibit 2.1 hereto, that is furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act. In addition, the information included in this Current Report on Form 8-K, including Exhibit 2.1 hereto, that is furnished pursuant to this Item 7.01 shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference into such filing.

Item 8.01.	Other Events.

On November 10, 2020, the Company issued a press release announcing the terms of the Offer and provided supplemental information regarding the Acquisition in a presentation to analysts and investors. The press release and the investor presentation are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Rule 2.7 Announcement, dated November 10, 2020.

2.2	Co-operation Agreement, dated November 10, 2020, by and between the Company and Codemasters.

99.1	Press Release, dated November 10, 2020.

99.2	Investor Presentation, dated November 10, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Additional Information and Where to Find It

This Current Report on Form 8-K is provided for informational purposes only and does not constitute an offer to sell, or an invitation to subscribe for, purchase or exchange, any securities nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law.

The Company Common Stock to be issued in the Acquisition has not been and is not expected to be registered under the Securities Act, or under the securities laws of any state or other jurisdiction of the United States. It is expected that the Company Common Stock will be issued in reliance upon an exemption from the registration requirements of the Securities Act set forth in Section 3(a)(10) thereof, and should not be treated as “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act. Persons who receive securities in the Acquisition (other than affiliates as described below) may resell them without restriction under the Securities Act. Former Codemasters shareholders (whether or not U.S. persons) who were affiliates (within the meaning of the Securities Act) of the Company within 90 days prior to the effective date of the Acquisition will be subject to certain U.S. transfer restrictions relating to the Company Common Stock received pursuant to the Scheme.

The Company reserves the right, subject to the prior consent of the Panel, to elect to implement the Acquisition by way of a takeover offer (as such term is defined in the Companies Act). Any securities to be issued in connection with such Acquisition, if implemented by way of a takeover offer, will be made in compliance with applicable U.S. tender offer and securities laws and regulations, including the exemptions. If, in the future, the Company exercises its right to implement the Acquisition by way of a takeover offer in which Company Common Stock is to be issued and in a manner that is not exempt from the registration requirements of the Securities Act, the Company will file a registration statement with the SEC that will contain a prospectus with respect to the issuance of the Company Common Stock. In this event, shareholders of Codemasters are urged to read these documents and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information, and such documents will be available free of charge at the SEC’s website at www.sec.gov. If the Acquisition is implemented by way of a takeover offer, it will be done in compliance with the applicable tender offer rules under the Exchange Act, including Section 14(e) of the Exchange Act and Regulation 14E thereunder.

None of the securities referred to in this Current Report on Form 8-K have been approved or disapproved by the SEC, any state securities commission in the United States or any other U.S. regulatory authority, nor have such authorities passed upon or determined the adequacy or accuracy of the information contained in this Current Report on Form 8-K. Any representation to the contrary is a criminal offence in the United States.

Nothing in this Current Report on Form 8-K shall be deemed an acknowledgement that any SEC filing is required or that an offer requiring registration under the Securities Act may ever occur in connection with the Acquisition.

Forward-Looking Information

The statements contained in this Current Report on Form 8-K which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for our future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including the effect of the announcement of the Acquisition on our business relationships, operating results and business generally; the occurrence of any event or other circumstances that could give rise to the termination of the Acquisition, or the failure to satisfy conditions to completion of the Acquisition, including the receipt of all required regulatory approvals; our ability to successfully integrate Codemasters’ operations and employees; the uncertainty of the impact of the COVID-19 pandemic and measures taken in response thereto; the effect that measures taken to mitigate the COVID-19 pandemic have on our operations, including our ability to timely deliver our titles and other products, and on the operations of our counterparties, including retailers, including digital storefronts and platform partners, and distributors; the effects of the COVID-19 pandemic on consumer demand and the discretionary spending patterns of our customers; the impact of reductions in interest rates by the Federal Reserve and other central banks, including on our short-term investment portfolio; the impact of potential inflation; volatility in foreign currency exchange rates; other risks included herein; as well as, but not limited to, the risks and uncertainties discussed under the heading “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended March 31, 2020; and our other periodic filings with the Securities and Exchange Commission. All forward-looking statements are qualified by these cautionary statements and speak only as of the date they are made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAKE-TWO INTERACTIVE SOFTWARE, INC.

	By:	/s/ Matthew Breitman
	Name:	Matthew Breitman
	Title:	Senior Vice President, General Counsel Americas & Corporate Secretary

Date: November 10, 2020